                                                                     EXHIBIT 2.6
                         SCHOOLS ACQUISITION AGREEMENT

                                     AMONG

                            RHODES COLLEGES, INC.,

                          RHODES BUSINESS GROUP, INC.

                                      AND

                     FLORIDA METROPOLITAN UNIVERSITY, INC.

                                   AS BUYER,


                                      AND


                            PHILLIPS COLLEGES, INC.
                        AND CERTAIN OF ITS SUBSIDIARIES

                              AS SELLING PARTIES



                         DATED AS OF OCTOBER 17, 1996

                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                         Page
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ARTICLE I      SALE AND PURCHASE OF ASSETS.............................................................    1
     1.1       Purchased Assets to be Transferred......................................................    1
               1.1.1   Accounts Receivable.............................................................    1
               1.1.2   Inventory.......................................................................    2
               1.1.3   Equipment.......................................................................    2
               1.1.4   Records.........................................................................    2
               1.1.5   Contracts and Leases............................................................    2
               1.1.6   Warranty Rights.................................................................    2
               1.1.7   Prepaid Expenses................................................................    2
               1.1.8   Permits.........................................................................    2
               1.1.9   Promotional Material............................................................    3
               1.1.10  Other Assets....................................................................    3
     1.2       Excluded Assets.........................................................................    3
               1.2.1   Cash............................................................................    3
               1.2.2   Earned Accounts Receivable......................................................    3
               1.2.3   Nontransferable Rights..........................................................    3
               1.2.4   Other Excluded Assets ..........................................................    3
     1.3       Timing of Transfer of Purchased Assets..................................................    3
     1.4       Allocation of Purchased Assets..........................................................    4

ARTICLE II     CONSIDERATION...........................................................................    4
     2.1       Purchase Price..........................................................................    4
     2.2       Cash Consideration......................................................................    4
               2.2.1   Tier I..........................................................................    4
               2.2.2   Tier II.........................................................................    4
               2.2.3   No Option or Right to Offset....................................................    4
     2.3       Obligations and Liabilities to be Assumed...............................................    4
     2.4       Excluded Liabilities....................................................................    5
     2.5       Allocation of Purchase Price............................................................    6
     2.6       Excise and Property Taxes...............................................................    6
     2.7       Employees...............................................................................    6
     2.8       Additional Payments.....................................................................    7

ARTICLE III    CLOSING.................................................................................    8
     3.1       Tier I Closing..........................................................................    8
     3.2       Tier II Closing.........................................................................    8
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                                       i
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     3.3       Deliveries by Selling Parties at each Tier Closing.....................................    8
     3.4       Deliveries by Buyer at each Tier Closing...............................................    9
     3.5       Deliveries by Buyer at the Tier I Closing Only.........................................    9
     3.6       Delivery by Buyer at the Tier II Closing Only..........................................    9

ARTICLE IV     TERMINATION............................................................................    9
     4.1       Termination............................................................................    9
     4.2       Effect of Termination..................................................................   10

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES..................................   10
     5.1       Organization and Corporate Power.......................................................   10
     5.2       Capacity; Authorization; Binding Effect................................................   10
     5.3       Ownership of Schools...................................................................   11
     5.4       No Conflicts...........................................................................   11
     5.5       Compliance with Laws; Licenses and Permits.............................................   11
     5.6       Recruitment; Admissions Procedures; Attendance; Reports................................   12
     5.7       Cohort Default Rate....................................................................   13
     5.8       Title to and Condition of the Purchased Assets.........................................   13
               5.8.1  Leased Facilities...............................................................   13
               5.8.2  Laws and Regulations; Records...................................................   13
               5.8.3  Title...........................................................................   13
               5.8.4  Purchased Assets................................................................   13
     5.9       Assumed Contracts......................................................................   14
     5.10      Intentionally Omitted..................................................................   14
     5.11      Financial Statements; Indebtedness.....................................................   14
     5.12      Receivables............................................................................   15
     5.13      Inventories............................................................................   16
     5.14      Litigation.............................................................................   16
     5.15      Insurance..............................................................................   16
     5.16      Environmental Matters..................................................................   17
     5.17      Employee Benefit Plans.................................................................   17
     5.18      Employment Matters.....................................................................   18
     5.19      Tax Matters............................................................................   18
     5.20      Absence of Certain Changes.............................................................   18
     5.21      Delivery of Documents..................................................................   19
     5.22      Disclosure.............................................................................   19
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                                      ii
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               5.23  Survival of Representations and Warranties......................................    19

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF BUYER...............................................    20
               6.1  Incorporation; Authority.........................................................    20
               6.2  Due Authorization; Binding Agreement.............................................    20
               6.3  No Violation or Conflict.........................................................    20
               6.4  No Undisclosed Liabilities.......................................................    20
               6.5  Consents and Approvals...........................................................    21
               6.6  Disclosure.......................................................................    21
               6.7  Survival of Representations and Warranties.......................................    21

ARTICLE VII    COVENANTS..............................................................................   21
               7.1  Covenants of the Selling Parties Pending Tier II Closing..........................   21
               7.2  Covenants of Buyer Pending Tier II Closing........................................   22
               7.3  Closing and Post-Closing Covenants................................................   22
                    7.3.1  Further Assurances.........................................................   22
                    7.3.2  Mutual Cooperation.........................................................   22
                    7.3.3  Access to Employees........................................................   23
                    7.3.4  Best Efforts to Satisfy Conditions.........................................   23
                    7.3.5  Eligibility to Participate in Federal Student Financial Assistance
                           Programs...................................................................   23
                    7.3.6  Refunds/Enrollment Contracts...............................................   23
                    7.3.7  Income Statement...........................................................   23
               7.4  Administration of the Schools.....................................................   24
               7.5  Access and Maintenance of Records.................................................   24

ARTICLE VIII   CONDITIONS.............................................................................   25
               8.1  Conditions Precedent to Obligations of Buyer......................................   25
               8.2  Intentionally Omitted.............................................................   25
               8.3  Conditions Precedent to Obligations of Buyer at the Tier II Closing...............   26
               8.4  Conditions Precedent to Obligations of Selling Parties............................   26

ARTICLE IX     MISCELLANEOUS..........................................................................   27
               9.1  Binding Effect....................................................................   27
               9.2  Notices...........................................................................   27
               9.3  Entire Agreement..................................................................   28
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                                      iii
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     9.4       Risk of Loss or Damage; Insurance...............................................   28
     9.5       Waiver..........................................................................   28
     9.6       Governing Law...................................................................   29
     9.7       Headings........................................................................   29
     9.8       Counterparts....................................................................   29
     9.9       Severability....................................................................   29
     9.10      Time is of the Essence..........................................................   29
     9.11      Brokers or Finders..............................................................   29
     9.12      Indemnification by..............................................................   29
     9.13      Indemnification by Buyer........................................................   30
     9.14      Procedure for Indemnification...................................................   30
               9.14.1..........................................................................   30
               9.14.2..........................................................................   30
               9.14.3..........................................................................   31
               9.14.4  Indemnification Floor...................................................   31
               9.14.5  Intentionally Omitted...................................................   31
               9.14.6  Maximum Liabilities.....................................................   31
               9.14.7  Definition..............................................................   32
               9.14.8  Indemnification Time Limit..............................................   32
     9.15      Exclusive Remedy................................................................   32
     9.16      Limitation......................................................................   32
     9.17      Dispute Resolution and Arbitration..............................................   33
               9.17.1  Negotiation Between Executives..........................................   33
               9.17.2  Arbitration.............................................................   33
     9.18      Third Party Beneficiaries.......................................................   33
     9.19      Bulk Transfers..................................................................   33
     9.20      Expenses........................................................................   34
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                                      iv

                                   SCHEDULES
                                   ---------

SCHEDULE 1.1.3           Equipment
--------
SCHEDULE 1.1.7(a)        Prepaid Deposits and Prepaid Expenses
--------
SCHEDULE 1.1.7(b)        Excepted Prepaid Deposits and Prepaid Expenses
--------
SCHEDULE 1.2.2           Calculation of Earned Accounts Receivable
--------
SCHEDULE 1.2.4           Excluded Assets
--------
SCHEDULE 2.5             Allocation of Purchase Price Among the Purchased Assets
--------
SCHEDULE 2.7             Employees
--------
SCHEDULE 5.4             Conflicts
--------
SCHEDULE 5.5(a)          Compliance With Applicable Laws
--------
SCHEDULE 5.5(b)          Exceptions to Licenses and Permits
--------
SCHEDULE 5.5(c)          Applications
--------
SCHEDULE 5.5(d)          Licenses and Permits
--------
SCHEDULE 5.5(e)          Notices of Non-Renewal
--------
SCHEDULE 5.5(f)          Accreditation
--------
SCHEDULE 5.5(g)          Notice of Violation
--------
SCHEDULE 5.5(h)          Regulatory Review
--------
SCHEDULE 5.6(a)          Recruitment; Admissions Procedures; Attendance; Reports
--------
SCHEDULE 5.6(b)          Noncompliance with Policy Guidelines
--------
SCHEDULE 5.7             Cohort Default Rates
--------
SCHEDULE 5.8.1           Leased Facilities
--------
SCHEDULE 5.8.2           Laws and Regulations; Records
--------
SCHEDULE 5.8.3           Title
--------
SCHEDULE 5.8.4           Purchased Assets
--------
SCHEDULE 5.9             Assumed Contracts
--------
SCHEDULE 5.11(a)         Financial Statements
--------
SCHEDULE 5.11(b)         Indebtedness
--------
SCHEDULE 5.11(c)         Unaudited Interim Balance Sheet as of August 31, 1996
--------
SCHEDULE 5.14            Litigation
--------
SCHEDULE 5.15            Insurance
--------
SCHEDULE 5.16            Environmental Matters
--------
SCHEDULE 5.18            Employment Matters
--------
SCHEDULE 5.20            Absence of Certain Changes
--------
SCHEDULE 6.5             Consents and Approvals
--------

                                   EXHIBITS
                                   --------


EXHIBIT A        List of Certain Subsidiaries of Phillips
-------
EXHIBIT B        List of Schools and Tier I Bid Prices
-------
EXHIBIT C        Assignment and Assumption Agreement
-------
EXHIBIT D        Bill of Sale
-------
EXHIBIT E-1      Buyer's Officer's Certificate
-------
EXHIBIT E-2      Phillip's Officer's Certificate
-------

                         SCHOOLS ACQUISITION AGREEMENT


          This Schools Acquisition Agreement, dated as of October 17, 1996 (the "Agreement"), is entered into by and between Rhodes Colleges, Inc., a Delaware corporation ("Rhodes"), Rhodes Business Group, Inc., a Delaware corporation ("Rhodes Group"), and Florida Metropolitan University, Inc., a Florida corporation ("FMU" and collectively with Rhodes and Rhodes Group, "Buyer"), on the one hand, and Phillips Colleges, Inc., a Mississippi corporation ("Phillips"), and certain subsidiaries of Phillips as identified on EXHIBIT A
                                                                    -------
(the "Sellers" and, together with Phillips, the "Selling Parties"), on the other hand.

                               P R E A M B L E :

          WHEREAS, Sellers own, operate and administer, among other things, those certain post-secondary, vocational training schools listed on EXHIBIT B
                                                                    -------
attached hereto and made a part hereof by this reference (the "Schools");

          WHEREAS, for purposes of this Agreement, the parties have separated the Schools into two groups, designated as the "Tier I Schools" and the "Tier II Schools" as specified on EXHIBIT B; and
                         -------

          WHEREAS, Buyer desires to buy, through the payment of cash, the assumption of liabilities of Sellers and other valuable consideration, and the Selling Parties desire to sell, substantially all assets and property owned by Sellers and used directly in the business of the Schools and certain related assets as specified herein, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained in this Agreement and intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                          SALE AND PURCHASE OF ASSETS

          1.1  Purchased Assets to be Transferred.  Subject to the terms and
               ----------------------------------
conditions of this Agreement, the Selling Parties hereby agree to sell, assign, convey, transfer and deliver to Buyer, and Buyer hereby agrees to assume the Assumed Liabilities (as defined in Section 2.3 below) from the Selling Parties and to purchase from the Selling Parties, all of the Selling Parties' right, title and interest in and to the following assets (the "Purchased Assets"), subject to all existing mortgages, pledges, liens, claims, restrictions, encumbrances, options, rights and security interests of any kind or nature, including the Permitted Exceptions (as defined in Section 5.8.3 below), and except for the Excluded Assets (as defined in Section 1.2 below):

               1.1.1  Accounts Receivable.  All accounts receivable, notes
                      -------------------
receivable and other receivables (and causes of action related thereto) of Sellers arising from operations of the Schools, other than Earned Accounts Receivable (as defined in Section 1.2.2) ("Accounts Receivable");

               1.1.2  Inventory.  All of the Selling Parties' inventory of
                      ---------
textbooks, materials and supplies on hand at the Tier I Schools at the Tier I Closing (as defined in Section 3.1 below), and on hand at the Tier II Schools at the Tier II Closing (as defined in Section 3.2 below);

               1.1.3  Equipment.  All computer hardware, printers, other data
                      ---------
processing equipment, other machinery and equipment, furniture, fixtures, leasehold improvements, furnishings and other tangible personal property owned by the Selling Parties and used directly at the Schools, as described in
SCHEDULE 1.1.3 ("Equipment");
--------

               1.1.4  Records.  All of Sellers' records existing on the Tier I
                      -------
Closing Date or the Tier II Closing Date, as applicable, pertaining to the Purchased Assets, including without limitation, all student records, ledgers, copies of financial statements, copies of correspondence, copies of employment records, copies of placement records, copies of marketing materials and copies of all documents filed by any Seller with any state, federal or local government authority or any guaranty or accrediting agency (the "Records"), but excluding any records that relate in whole or in part to the Excluded Assets or the Excluded Liabilities (as such terms are hereinafter defined), any corporate minute books or corporate records, tax returns and similar reports or the original form of general ledgers and supporting documentation including, without limitation, original invoices and personnel records and subject to the provisions of Section 7.5 below;

               1.1.5  Contracts and Leases.  To the extent transferable, all
                      --------------------
student enrollment contracts and all contracts and leases applicable to one or more of the Schools to which a Seller is a party entered into in the course of such Seller's business, including without limitation those identified in
SCHEDULE 5.9 (collectively, the "Assumed Contracts");
--------

               1.1.6  Warranty Rights. To the extent transferable, all rights of
                      ---------------
Sellers relating to or arising out of express or implied warranties, representations or guarantees from suppliers with respect to any of the Purchased Assets, and all causes of action arising therefrom;

               1.1.7  Prepaid Expenses.  Sellers' prepaid deposits and prepaid
                      ----------------
expenses related to the Purchased Assets, as described in SCHEDULE 1.1.7(a),
                                                          --------
except for the prepaid deposits and prepaid expenses described on SCHEDULE
                                                                  --------
1.1.7(b) which shall be reimbursed to the Selling Parties by Buyer, with such reimbursable deposits and expenses to include any prepayment with respect to real property leases to be prorated between Buyer and Sellers as of the applicable Tier Closing.

               1.1.8  Permits.  To the extent transferable, Sellers' licenses,
                      -------
permits, certifications, approvals and other governmental and regulatory authorizations required under all laws, rules and regulations applicable to or affecting the Schools or the Purchased Assets, including, without limitation, to the extent transferable, those described in
SCHEDULE 5.5(d) ("Sellers' Permits");
--------

               1.1.9  Promotional Material.  All of Sellers' right, title and
                      --------------------
interest in and to the promotional and marketing materials related exclusively to the Schools;

               1.1.10 Other Assets.  All other tangible assets and property of
                      ------------
Sellers (excluding intangible assets and real property) used in connection with the operation of the Schools.

          1.2  Excluded Assets.  The Excluded Assets shall not be conveyed
               ---------------
hereunder. The "Excluded Assets" are all assets of the Selling Parties not sold in accordance with Section 1.1, above, including, but not limited to, the following:

               1.2.1  Cash.  All of the Selling Parties' cash, cash equivalents,
                      ----
bank account balances, escrow account balances and bank account credit balances (including cash arising from prepaid tuition and all collected accounts receivable) on hand at the Tier I Closing or the Tier II Closing, as applicable;

               1.2.2  Earned Accounts Receivable. Any accounts receivable of the
                      --------------------------
Selling Parties relating to (i) the business conducted at the Tier I Schools prior to the Tier I Closing and (ii) the business conducted at the Tier II Schools prior to the Tier II Closing ("Earned Accounts Receivable"). Earned Accounts Receivable include, without limitation, (a) the amount calculated in accordance with SCHEDULE 1.2.2, which includes any unpaid amounts of student
                --------
financial assistance funds from any governmental or nongovernmental sources, including funds administered under Title IV of the Higher Education Act of 1965, as amended ("Title IV"), due to Sellers, Phillips or the Schools for periods of instruction occurring prior to the Tier I Closing or Tier II Closing, as applicable, (b) all Federal Work-Study reimbursement receivables, (c) out-of-school receivables (i.e., amounts due from students who have withdrawn from a
                    ----
School as of the Tier I Closing or Tier II Closing, as applicable), and (d) any intercompany accounts receivable.

               1.2.3  Nontransferable Rights.   Any license, permit,
                      ----------------------
certification, approval and governmental or regulatory authorization or accreditation of any of the Selling Parties that is not transferable; and

               1.2.4  Other Excluded Assets.  All assets and rights listed on
                      ---------------------
SCHEDULE 1.2.4 and any assets of the Selling Parties not located at the Schools
--------
and not included in the Purchased Assets.

          1.3  Timing of Transfer of Purchased Assets.  The Purchased Assets
               --------------------------------------
related to the Tier I Schools shall be purchased, and the Assumed Liabilities related to the Tier I Schools shall be assumed at the Tier I Closing; and the Purchased Assets related to the Tier II Schools shall be purchased, and the Assumed Liabilities related to the Tier II Schools shall be assumed at the Tier II Closing.

          1.4  Allocation of Purchased Assets and Assumed Liabilities.  Rhodes
               ------------------------------------------------------
shall assume title to all Purchased Assets relating to the Rhodes Schools (as listed on EXHIBIT B hereto) and shall assume all Assumed Liabilities relating to
          -------
the Rhodes Schools on the Tier I Closing or the Tier II Closing, as applicable. The Rhodes Group shall assume title to all Purchased Assets relating to the Rhodes Group Schools (as listed on EXHIBIT B hereto) and shall assume all
                                   -------
Assumed Liabilities relating to the Rhodes Group Schools on the Tier I Closing or Tier II Closing, as applicable. FMU shall assume title to all Purchased Assets relating to the Florida Schools (as listed on EXHIBIT B hereto) and shall
                                                     -------
assume all Assumed Liabilities relating to the Florida Schools on the Tier I Closing.


                                  ARTICLE II
                                 CONSIDERATION

          2.1  Purchase Price.  In consideration of the sale of the Purchased
               --------------
Assets by the Selling Parties to the Buyer, the Buyer shall pay the Purchase Price (as hereinafter defined) to Phillips for itself and/or as agent for the Sellers or any other parties as designated by Phillips (collectively, the "Phillips Payee") in the manner and at the times set forth below, subject to adjustment as hereinafter set forth, and assume the Assumed Liabilities pursuant to the Assignment and Assumption Agreement (as hereinafter defined).

          2.2  Cash Consideration.  The Purchase Price shall be equal to the sum
               ------------------
of the Tier I Payment and the Tier II Payment, subject to adjustment as set forth herein, payable as follows:

               2.2.1  Tier I.  At the Tier I Closing, Buyer shall pay to the
                      ------
Phillips Payee in cash by wire transfer of immediately available funds $6,000,000 (the "Tier I Payment").

               2.2.2  Tier II.  At the Tier II Closing, Buyer shall pay to the
                      -------
Phillips Payee in cash by wire transfer of immediately available funds an amount calculated in accordance with Section 8.3 hereof (the "Tier II Payment").

               2.2.3  No Option or Right to Offset. Buyer shall have no right of
                      ----------------------------
or option to offset against any amounts which Buyer claims are owed to it under this Agreement or any other agreement, certificate, instrument or document related hereto or thereto or otherwise by the Selling Parties.

          2.3  Obligations and Liabilities to be Assumed.  Upon each of the Tier
               -----------------------------------------
I Closing and the Tier II Closing (each, a "Tier Closing"), with respect to the applicable Schools, each Buyer shall, by an appropriate instrument of assumption to be executed and delivered on the Tier Closing substantially in the form of EXHIBIT C hereto (the "Assignment and Assumption Agreement"), assume and agree
-------
to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, all of the following obligations, commitments and liabilities of Sellers relating to or arising from the Tier I Schools or Tier II Schools, as applicable (collectively, the "Assumed Liabilities"), subject to the allocation of such Assumed Liabilities among Rhodes, the Rhodes Group and FMU as described in Section 1.4 hereof:

               2.3.1 All accounts payable of the Selling Parties relating to the business or operations of such Schools existing at the applicable Tier Closing and which shall have been entered into in the ordinary course of the business of those Schools, except for those accounts payable relating to (i) invoices dated prior to the Tier I Closing with respect to the Tier I Schools and (ii) invoices dated prior to the Tier II Closing with respect to the Tier II Schools; and all accounts payable for textbooks for the Schools for the October or later starts with invoices dated after August 17, 1996 and for any media or print advertising to be paid prior to the Tier I Closing Date or Tier II Closing Date, as applicable, but published or disseminated subsequent to the Tier I Closing Date or Tier II Closing Date, as applicable; and all accounts payable for accrediting agency fees related to the sale of the Purchased Assets to Buyer and all accounts payable for annual accrediting agency fees or dues, prorated based on the time remaining in the period for which the fees or dues were paid or are owed; provided, however, in the event that Selling Parties have paid any invoices to be included in the Assumed Liabilities, Selling Parties shall be reimbursed for such amounts in accordance with the provisions of Section 2.8(a) below;

               2.3.2 All obligations of and restrictions on the Selling Parties with respect to the applicable Schools: (i) under the Assumed Contracts (including assumption of the liabilities, duties and obligations under enrollment contracts between students and Sellers which Sellers are obligated to perform (a) on or after the Tier I Closing with respect to the Tier I Schools, and (b) on or after the Tier II Closing with respect to the Tier II Schools), but not including liabilities for breaches by Sellers under Assumed Contracts as of the Tier I Closing or Tier II Closing, as applicable; (ii) with respect to the Records; and (iii) otherwise directly arising from the Purchased Assets;

               2.3.3 All liabilities imposed by ED, any applicable accrediting body, any applicable state regulatory agency, any applicable guaranty agency or any other governmental or non-governmental entity (each a "Regulatory Agency" and collectively, the "Regulatory Agencies") for periods from and after the Tier I Closing;

               2.3.4 All other obligations, commitments and liabilities of the Sellers and the Schools, except for the Excluded Liabilities (as defined in Section 2.4 below).

          2.4  Excluded Liabilities.  The following obligations and liabilities
               --------------------
of the Selling Parties (collectively, the "Excluded Liabilities") will not be assumed by Buyer: (i) liabilities imposed by the Regulatory Agencies, including, without limitation, liabilities for Title IV funds related to periods prior to the Tier I Closing, (ii) liabilities relating to employees of the Schools incurred prior to the Tier I Closing or the Tier II Closing, as applicable (other than vacation and sick pay benefits of employees to be hired by Buyer as contemplated by Section 2.7 hereof which accrued prior to the date of employment of such employees by the Buyer and which remained unpaid in the ordinary course of business on the date of the Tier I Closing or the Tier II Closing, as applicable), (iii) liabilities with respect to accounts payable other than those assumed by Buyer under Section 2.3.1 above, (iv) liabilities with respect to the matters set forth on SCHEDULE 5.14 attached hereto, and (v) any
                            --------
environmental liabilities incurred prior to the Tier I Closing or Tier II Closing, as applicable, with respect to any real property owned or leased by any of the Selling Parties.

          2.5  Allocation of Purchase Price.  Buyer and the Selling Parties
               ----------------------------
agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth in SCHEDULE 2.5 attached hereto. Buyer
                                            --------
and the Selling Parties agree that each will report the federal, state and local income tax and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and that neither will take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise; provided that in the reasonable opinion of the Selling Parties, Buyer's allocation complies with Section 1060 of the Internal Revenue Code of 1986, as amended (the "IRC"), and relevant Treasury regulations thereunder and Buyer has provided information required pursuant to
Section 1060(b) of the IRC and other relevant authority in written form reasonably satisfactory to the Selling Parties on or before November 30, 1996. Buyer agrees to provide to the Selling Parties specific allocations of the Purchase Price to tangible personal property within ten (10) business days of the Tier I Closing or Tier II Closing, as applicable, together with a certificate of the Selling Parties representing that the allocation to tangible personal property constitutes Buyer's representation regarding the fair market value of such tangible personal property and that Buyer will use such allocation for all financial reporting and will not take any position inconsistent with such allocation upon examination of any tax return, in any refund claim, in any litigation or otherwise.

          2.6  Excise and Property Taxes.  Buyer shall pay seventy-five percent
               -------------------------
(75%) and the Selling Parties shall pay twenty-five percent (25%) of all sales and use taxes arising out of the transfer of the Purchased Assets. Each of Buyer and the Selling Parties shall pay its respective portion, prorated as of the applicable Tier Closing, of state and local personal property taxes related to the Schools.

          2.7  Employees.  Attached in SCHEDULE 2.7 are lists of employees at
               ---------               --------
Sellers' Schools, including each employee's title, base salary and earned vacation time and sick leave. Buyer may, in its sole discretion, extend an offer of employment to any of such employees (except for those employees whose employment is severed or terminated in the ordinary course of business prior to the Tier I Closing or Tier II Closing, as applicable) from and after the Tier I Closing or Tier II Closing, as applicable. Buyer shall pay, perform and assume Sellers' obligations for vacation and sick pay benefits of employees hired by Buyer which accrue prior to the Tier I Closing or Tier II Closing, as applicable, and remain unpaid in the ordinary course of business at the Tier I Closing or Tier II Closing, as applicable, and shall include such employees in a medical plan which provides for a waiver of waiting time and pre-existing conditions.

     2.8  Additional Payments.
          -------------------

          (a) As soon as possible following the Tier I Closing, and in any event not later than twenty (20) days after the Tier I Closing, the Selling Parties shall deliver a certificate to Buyer, setting forth the "Additional Payment Amount" which shall include: (1) the amount of prepaid deposits and prepaid expenses related to the Tier I Schools, pursuant to Section 1.1.7, which shall be reimbursed to Sellers, and (2) the amounts of accounts payable related to the Tier I Schools, pursuant to Section 2.3.1, which shall be reimbursed to Sellers. Within ten (10) days of receipt of such certificate, the Buyer shall pay to Selling Parties in immediately available funds the Additional Payment Amount. Such certificate shall be deemed to have been accepted by, and be binding upon, Buyer if Buyer fails to deliver written objections to the Selling Parties concerning such certificates within ten (10) business days after Buyer's receipt of such certificate. If Buyer objects to such certificate, and such objections are not resolved to Buyer's satisfaction within five (5) business days after delivery of such written objections to the Selling Parties, then Buyer shall pay to Selling Parties that amount of the Additional Payment Amount which is undisputed, and Price Waterhouse, L.L.P., or another nationally recognized certified public accounting firm not otherwise engaged by either the Selling Parties or Buyer or their affiliates mutually selected by the Selling Parties and Buyer (the "Independent Auditor"), shall review such certificate and all related work papers with respect to the amount of the Additional Payment Amount that is disputed. Such review shall be completed by the Independent Auditor within ten (10) business days following its engagement, and the determinations of the Independent Auditor shall be final and binding upon all parties. The costs of the engagement of the Independent Auditor shall be borne equally by Buyer and Selling Parties.

          (b) As soon as possible following the Tier I Closing and in any event not later than thirty (30) days after the Tier I Closing, the Selling Parties shall deliver a certificate to Buyer, setting forth the calculation of Earned Accounts Receivable (the "EAR Calculation"). If the EAR Calculation results in an amount due to Sellers (i.e., Deferred Tuition is less than Total Student-
                          ----
Related Receivables), Sellers shall be entitled to retain the U.S. Department of Education ("ED") reimbursement receivable up to the amount of the Earned Accounts Receivable owed to Sellers, and Buyer shall pay to Sellers in immediately available funds the difference between the ED reimbursement receivable and the amount due to Sellers based on the EAR Calculation, such amount to be paid on the later of (i) forty-five (45) days following the Tier I Closing or (ii) the last date on which (1) the ED has certified all of the Tier I Schools as eligible for Title IV funding; and (2) some or all of the guaranty agencies which guarantee Federal Family Education Loan ("FFEL") program loans for the Schools resume such activities such that any combination of the Schools with an aggregate value of $4,400,000 (based on the Tier I Bid Prices set forth in EXHIBIT B hereto) are able to receive FFEL loan program funds (the "Payment
   -------
Date"). In the event that the EAR Calculation results in an amount due to Buyer (i.e., if Deferred Tuition is greater than Total Student-Related Receivables),
 ----
Sellers shall pay that amount to Buyer in immediately available funds on the later of forty-five (45) days following the Tier I Closing or the Payment Date.

          (c) In calculating Earned Accounts Receivable, there shall be included a bad debt reserve equal to one-half ( 1/2) of the difference between
(i) the TFC Adjustment less

(ii) $800,000. The term "TFC Adjustment" shall mean (A) forty-three percent (43%) of (x) the outstanding principal balance of the institutional loans which the TFC Credit Corporation is processing and servicing for the Selling Parties ("TFC Notes") as of the Tier I Closing Date as identified on the TFC Credit Corporation Accounts Receivable Report for the period ending on the Tier I Closing Date less (y) the principal balance of such TFC Notes included thereon which were issued subsequent to September 30, 1996 (the "October TFC Notes") plus (B) 25% of the October TFC Notes.


                                  ARTICLE III
                                    CLOSING

          3.1  Tier I Closing.  The closing of the transactions related to the
               --------------
Tier I Schools contemplated by this Agreement (the "Tier I Closing") will take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660, simultaneously with the execution and delivery of this Agreement (the "Tier I Closing Date"), but in no event later than December 31, 1996, subject to the provisions of this Agreement. The Tier I Closing shall be effective as of 12:01 a.m. Central Standard Time on the Tier I Closing Date.

          3.2  Tier II Closing.  Subject to the satisfaction of the conditions
               ---------------
precedent listed in Article VIII, the closing of the transactions related to the Tier II Schools contemplated by this Agreement (the "Tier II Closing" and, together with the Tier I Closing, the "Tier Closings") will take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660, on the last business day of the calendar month immediately following the date which is sixty (60) days following Buyer's receipt of an official written determination from ED of each Tier II School's official 1994 cohort default rate ("CDR"), or within five (5) business days after such later date as all the conditions to the Tier II Closing set forth in
Article VIII have been satisfied (the "Tier II Closing Date"), but in no event later than December 31, 1996, subject to the provisions of this Agreement. The Tier II Closing shall be effective as of 12:01 a.m. Central Standard Time on the Tier II Closing Date.

          3.3  Deliveries by Selling Parties at each Tier Closing.  At each Tier
               --------------------------------------------------
Closing, the Selling Parties shall deliver or cause to be delivered to Buyer the following:

               3.3.1 The following documents of transfer and assignment duly executed by Sellers relating to that portion of the Purchased Assets to be conveyed to Buyer at such Tier Closing:

                      (i)   Bill of Sale substantially in the form of EXHIBIT D
                                                                      -------
hereto;

                      (ii) Assignment and Assumption Agreement substantially in the form of EXHIBIT C hereto;
            -------

                      (iii) Such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to vest in Buyer title to that portion of the Purchased Assets to be conveyed to Buyer at such Tier Closing.

               3.3.2 Certified resolutions of the Boards of Directors and shareholders of the Selling Parties authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein;

               3.3.3 An officers' certificate signed by the President and the Chief Executive Officer of Phillips, or such other officer reasonably acceptable to Buyer, certifying with respect to the Selling Parties, dated as of the date of such Tier Closing, which officers' certificate shall be in the form attached hereto as EXHIBIT E-2.
          -------

          3.4  Deliveries by Buyer at each Tier Closing.  At each Tier Closing,
               ----------------------------------------
Buyer shall deliver or cause to be delivered to the Selling Parties the following duly executed documents:

               3.4.1 The Assignment and Assumption Agreement substantially in the form of EXHIBIT C hereto;
            -------

               3.4.2 Certified resolutions of the Board of Directors of each Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein; and

               3.4.3 An officers' certificate signed by the President of Buyer, dated as of the date of such Tier Closing, in the form attached hereto as EXHIBIT E-1.
-------

          3.5  Deliveries by Buyer at the Tier I Closing Only.  At the Tier I
               ----------------------------------------------
Closing only, the Buyer shall deliver or cause to be delivered the Tier I Payment by wire transfer of immediately available funds payable to the Phillips Payee in the amount of $6,000,000.

          3.6  Delivery by Buyer at the Tier II Closing Only.  At the Tier II
               ---------------------------------------------
Closing only, Buyer shall deliver or cause to be delivered to the Phillips Payee prior to the Tier II Closing the Tier II Payment, by wire transfer of immediately available funds.


                                  ARTICLE IV
                                  TERMINATION

          4.1  Termination.  This Agreement may be terminated only as follows
               -----------
and in each case only by written notice:

               4.1.1 At any time by mutual written consent of the Selling Parties and Buyer;

               4.1.2 With respect to the provisions of this Agreement relating to the purchase of the Tier II Schools only, on December 31, 1996 by either party if the Tier II Closing has not occurred.

          4.2  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either Buyer or the Selling Parties in accordance with Section 4.1 above, this Agreement shall forthwith terminate upon notice thereof duly given in accordance with the provisions hereof, and there shall be no liability of any nature on the part of either Buyer or the Selling Parties (or their respective officers or directors) to the other; provided, however, that this Section 4.2 in
                                     --------  -------
no way limits the obligations of the parties set forth in Sections 9.12, 9.13, 9.14, 9.15, 9.16, 9.17 and 9.18 hereof, which obligations shall survive the termination. If this Agreement is terminated as provided in Section 4.1 above, each of Buyer and the Selling Parties shall, and shall cause its respective representatives to, either destroy or redeliver to such other party all documents, work papers and other materials relating to the transactions contemplated hereby or to the business or operations of the other party, whether so obtained before or after the execution hereof, and all such information received by Buyer or the Selling Parties, as the case may be, (other than information which is in or becomes part of the public domain by publication or otherwise through no fault of such party or which has heretofore been or is hereafter filed or available as public information with any governmental authority) shall be kept confidential, except as required by law. In addition, each of Buyer and the Selling Parties shall cooperate in good faith following termination of this Agreement to provide any information or documents reasonably required by the other party in connection with preparation of such party's financial statements and tax returns.


                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

          As a material inducement to Buyer to enter into this Agreement, to purchase the Purchased Assets and assume the Assumed Liabilities, the Selling Parties, hereby represent and warrant with respect to the Purchased Assets related to the Tier I Schools, as of the date hereof, that:

          5.1  Organization and Corporate Power.  The Selling Parties are
               --------------------------------
corporations, duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated. The Selling Parties have all requisite corporate power and authority to own and operate their properties, to carry on their business as now conducted, to enter into this Agreement and to consummate the transactions contemplated hereunder. The Selling Parties are duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the operation of any Tier I School. The copies of Phillips' articles of incorporation and bylaws which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5.2  Capacity; Authorization; Binding Effect.  Each of the Selling
               ---------------------------------------
Parties has the corporate power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed in connection herewith to which it is a party. Each of the Selling Parties has the corporate power, legal capacity and authority to transfer, convey and deliver the Purchased Assets, free and clear of all liens, claims, encumbrances, options, rights and restrictions, except for the Permitted Exceptions (as defined in Section 5.8.3 below). All corporate and other proceedings required to be taken by or on the part of the Selling Parties, including all action required to be taken by the directors or stockholders of the Selling Parties, to authorize the Selling Parties to enter into and carry out this Agreement and the related documents contemplated herein, have been duly and properly taken. This Agreement has been, and each of the related documents will be at each Tier Closing, duly executed and delivered by the Selling Parties and constitute, or will when delivered constitute, the valid and binding obligations of the Selling Parties, enforceable against the Selling Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity or otherwise).

          5.3  Ownership of Schools.  The Tier I Schools are owned and operated
               --------------------
by Sellers directly, and each Seller is a wholly-owned subsidiary of Phillips. No other person or entity has any right, option, subscription or other arrangement to purchase or otherwise acquire any interest in any Tier I School, other than in connection with the Permitted Exceptions.

          5.4  No Conflicts.  Except as set forth on SCHEDULE 5.4, the
               ------------                          --------
execution, delivery and performance of this Agreement and each other document being executed by the Selling Parties in connection herewith, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provisions of law applicable to the Selling Parties; (b) with or without the giving of notice or the passage of time, or both, conflict with or result in the breach of any provision of the articles of incorporation or bylaws of the Selling Parties, any material instrument, license, agreement or commitment to which a Selling Party is a party or by which any of its assets or properties is bound, which breach might reasonably be expected to have a material adverse effect on the Purchased Assets; (c) constitute a violation of any order, judgment or decree to which a Selling Party is a party or by which any of its assets or properties is bound; or (d) require any approval of, or filing or registration with, any governmental entity or regulatory authority other than those which will be effected by the Selling Parties prior to the Tier I Closing.

          5.5  Compliance with Laws; Licenses and Permits.  Except as set forth
               ------------------------------------------
in SCHEDULE 5.5(a), Sellers are not in violation of any law or any regulation or
   --------
requirement (including, without limitation, all relevant standards imposed by applicable accrediting bodies or agencies administering state or federal government programs) which violation might reasonably be expected to have a material adverse effect upon the financial condition, operating results, accreditation or business of the Tier I Schools, and Sellers have not received notice of any such violation. Sellers currently maintain all licenses, accreditations, certificates, permits, consents, authorizations and other governmental or regulatory approvals (the "Licenses and Permits") necessary for Sellers to conduct the business and operations of each Tier I School as presently being conducted. Except as set forth in SCHEDULE 5.5(b), the Licenses
                                                   --------
and Permits for
each Tier I School are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best of the Selling Parties' knowledge, threatened. Except as set forth in SCHEDULE 5.5(c),
                                                                --------
to the knowledge of the Selling Parties, no application made by Sellers for any Licenses and Permits during the last five years has been denied. SCHEDULE
                                                                  --------
5.5(d) attached hereto is a true, correct and complete list of all Licenses and Permits held by the Sellers with respect to the operation of each Tier I School and the governmental authority or accrediting body granting such Licenses and Permits. Sellers have delivered or made available to Buyer copies of all such Licenses and Permits. Except as set forth in SCHEDULE 5.5(e), Sellers have
                                              --------
received no notice that any of the Licenses and Permits will not be renewed and to the best of the Selling Parties' knowledge, there is no basis for nonrenewal. Except as set forth in SCHEDULE 5.5(f), each Tier I School is accredited, is
                       --------
certified by ED as an eligible institution under Title IV and is a party to, and in compliance with, valid program participation agreements with ED with respect to such Tier I School's operations. Except as set forth in SCHEDULE 5.5(g),
                                                            --------
Sellers have not received any notice, not previously responded to, in respect of any alleged violation of the rules or regulations of any Regulatory Agency in respect of any Tier I School, including sales and marketing activities, or the terms of any program participation agreement to which they are or were a party. If any such notices have been received and responded to, but not resolved, Sellers have disclosed to Buyer in writing their receipt and response prior to the execution of this Agreement. Except as set forth in SCHEDULE 5.5(h), the
                                                         --------
Selling Parties are not aware of any investigation or review of Sellers' student financial assistance programs by any Regulatory Agency or any review of the accreditation of any Tier I School by any Regulatory Agency.

          5.6  Recruitment; Admissions Procedures; Attendance; Reports.
               -------------------------------------------------------
SCHEDULE 5.6(a) attached hereto is a complete list of all policy manuals and
--------
other statements of procedures or instruction relating to recruitment of students for each Tier I School, including (a) procedures for assisting in the application by prospective students for direct or indirect state or federal student financial assistance; (b) admissions procedures, including any descriptions of procedures for insuring compliance with federal, state or accrediting agency requirements applicable to such procedures; and (c) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion (collectively, the "Policy Guidelines"). Sellers have delivered or made available to Buyer true, correct and complete copies of all Policy Guidelines and all documents and other information disseminated to students or prospective students concerning such Policy Guidelines. Except as set forth in SCHEDULE
                                                                    --------
5.6(b), Sellers' operations with respect to each Tier I School have, in all material respects, been conducted in accordance with the Policy Guidelines. Sellers have submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for each Tier I School ("Compliance Reports") to all Regulatory Agencies with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities, and (ii) laws or regulations governing programs pursuant to which Sellers or their students receive student financial assistance. Complete and accurate records in all material respects for all present and former students attending each Tier I School have been maintained consistent with the operations of each Tier I School's business. All forms, records, reports and returns with respect to each Tier I School have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations and requirements of any Regulatory Agency, and are true and correct in all material respects.

          5.7  Cohort Default Rate.  SCHEDULE 5.7 attached hereto sets forth the
               -------------------   --------
cohort default rate for each Tier I School, calculated in the manner prescribed by ED, for fiscal years 1992, 1993 and 1994. To the best knowledge of the Selling Parties, such schedule is accurate in all material respects.

          5.8  Title to and Condition of the Purchased Assets.
               ----------------------------------------------

               5.8.1  Leased Facilities.  The leased facilities set forth on
                      -----------------
SCHEDULE 5.8.1 (the "Facilities") constitute the only real property used in
--------
connection with the operation of any Tier I School which is leased by Sellers.

               5.8.2  Laws and Regulations; Records.  Except as set forth on
                      -----------------------------
SCHEDULE 5.8.2, all of Sellers' operations with respect to each Tier I School
--------
are conducted at the Facilities, and all of the Purchased Assets of each Tier I School are, or as of the Tier Closings will be, located at the Facilities; provided, however, that certain records are in the possession of Global Financial Aid Services, Inc. ("Global") as agent for Sellers and will remain in the possession of Global, which will retain the records as agent for Buyer. Sellers are not under any contractual or other legal obligation and have not entered into any commitment to make capital improvements or alterations to the Facilities. The Facilities are not subject to any zoning ordinance or other restrictions which would prohibit the use and enjoyment of the Facilities in any material respects in the manner in which the Facilities are currently used. The Selling Parties have no knowledge of any condemnation proceedings relating to any Facility. To the best of Selling Parties' knowledge, each Facility and Sellers' use thereof is in compliance in all material respects with all laws, including, without limitation, the Americans with Disabilities Act.

               5.8.3  Title.  Sellers own outright, and have good and marketable
                      -----
title to, all of the Purchased Assets of the Tier I Schools, free and clear of all liens, claims and encumbrances, options, rights, and restrictions, other than the Assumed Liabilities, liens for current taxes not yet due and payable and as otherwise disclosed in SCHEDULE 5.8.3 hereto (collectively, the
                              --------
"Permitted Exceptions"). All leases for tangible personal property used by Sellers in connection with the operation of any Tier I School are valid and in full force and effect and are enforceable in all material respects in accordance with their terms. Except as set forth in SCHEDULE 5.8.3, neither Sellers nor,
                                          --------
to the best of Selling Parties' knowledge, any of the other parties thereto, are in material default under any lease for tangible personal property, and no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any other event) would result in such a default thereunder.

               5.8.4  Purchased Assets.  The tangible Purchased Assets which are
                      ----------------
owned or leased by Sellers and used in connection with the operation of the Tier I Schools are in useable condition in the ordinary course of business consistent with past practice, subject to ordinary wear and tear, and are adequate for all current operations of the Tier I Schools in all material respects.  Except as set forth on SCHEDULE 5.8.4, the Selling Parties
                                           --------
have not received notice of any violation of or default under any law, or government ordinance or regulation relating to any of the Purchased Assets of the Tier I Schools, which if uncured or unresolved would have a material adverse effect on the Purchased Assets, taken as a whole or on any Material Asset (as defined in Section 5.11 below).

          5.9  Assumed Contracts.  Except for student enrollment or maintenance
               -----------------
contracts, SCHEDULE 5.9 attached hereto lists each of the Assumed Contracts
           --------
relating to any Tier I School or to which any of the Purchased Assets is subject or bound that individually, or together as a series of related Assumed Contracts involving the same party or parties, or the successors to such party or parties:
(a) obligates Sellers or their Affiliates to pay an amount of $10,000 or more in any fiscal year, (b) has an unexpired term as of the date of this Agreement in excess of twenty-four (24) months, (c) was not made in the ordinary course of business, or (d) is in any way otherwise material to the operation of any Tier I School. To the best of the Selling Parties' knowledge, each Assumed Contract listed on SCHEDULE 5.9 is valid and existing. Except as set forth on SCHEDULE
          --------                                                    --------
5.9, Sellers have duly performed all obligations under the Assumed Contracts listed on SCHEDULE 5.9 in all material respects to the extent that such
          --------
obligations to perform have accrued.  Except as set forth on SCHEDULE 5.9,
                                                             --------
Sellers have not received written notice of any alleged breach or default, and to the Selling Parties' knowledge, no event which would (with the passage of time, notice or both) constitute a material breach or default by Sellers or any other party or obligor with respect thereto, has occurred. True and correct copies of the Assumed Contracts listed on SCHEDULE 5.9, including all amendments
                                          --------
and supplements thereto, have been made available to Buyer or Buyer's counsel. For purposes of this Agreement, the term "Affiliate" of any person or entity means any corporation, partnership or other entity of which more than 50% of the securities or other ownership interests having by the terms thereof ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation, partnership or other entity, directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

          5.10 Intentionally Omitted.
               ---------------------

          5.11 Financial Statements; Indebtedness.  Attached hereto as SCHEDULE
               ----------------------------------                      --------
5.11(a) are the following financial statements of the Tier I Schools: Balance Sheets at the end of fiscal years 1993, 1994 and 1995 and Income Statements for the fiscal years ended 1993, 1994 and 1995, which have been prepared from the detailed subsidiary schedules which support the audited consolidated financial statements of Phillips for the fiscal years ended 1993, 1994 and 1995 (collectively, the "Financial Statements"). The balance sheets included in the Financial Statements present fairly in accordance with generally accepted accounting principles ("GAAP") the assets and liabilities of the Tier I Schools as of the respective dates thereof, and the related Income Statements present fairly in accordance with GAAP the results of operations of the Tier I Schools for the respective periods covered thereby. The Financial Statements (i) have been prepared based upon the books and records maintained by Sellers in a manner consistent with the Selling Parties' standard internal accounting practices, consistently applied, except as noted on SCHEDULE 5.11(a), (ii) are
                                         --------
substantially correct and complete, and (iii) fairly present the financial position of the Tier I Schools as of the dates of such Financial Statements, and the results of operations for the periods covered by such Financial Statements. Sellers have maintained the books and records of the Tier I Schools in accordance with applicable laws, rules and regulations and with GAAP, and such books and records are, and during the periods covered by the Financial Statements were, correct and complete in all material respects, fairly reflecting the income, expenses, assets and liabilities of the Tier I Schools. Upon each Tier Closing, Buyer and the Purchased Assets shall not be subject to any liabilities with respect to any letters of credit, guaranty or other financial security arrangements provided by the Selling Parties in connection with any transactions, approvals or licenses in the ordinary course of the Tier I Schools' business. As of the date hereof, none of the Tier I Schools has any indebtedness, liability or obligation of any nature in excess of $25,000, whether absolute, accrued, or contingent, except as previously disclosed to Buyer and listed on SCHEDULE 5.11(b), and except for:
                    --------

                (i) those set forth or reserved for in the unaudited interim balance sheet of the Tier I Schools as of August 31, 1996, a copy of which is attached hereto as a part of SCHEDULE 5.11(c), to the extent set forth,
                                     --------
     reserved against or disclosed; and

                (ii) those incurred since August 31, 1996, in the ordinary course of business and consistent in nature with past practice.

To the best of the Selling Parties' knowledge, there exists no condition relating to any Tier I School, whether absolute, accrued or contingent, which is reasonably likely to have a material adverse effect on the Purchased Assets taken as a whole or on the transactions contemplated by this Agreement taken as a whole or on the results of operations of any of the following (each a "Material Asset"): (i) Orlando College - South; (ii) Tampa College - Main;
(iii) Tampa College - Pinellas; (iv) all Florida Schools listed on EXHIBIT B,
                                                                   -------
taken as a whole, but not including the Schools listed in clauses (i)-(iii) above; or (v) all Rhodes Schools and Rhodes Group Schools listed on EXHIBIT B,
                                                                    -------
taken as a whole, or which is reasonably likely to prevent the operations of any of the Material Assets from being carried on in the future in substantially the same manner as they are presently being conducted. There are no long-term fixed or contractual liabilities relating to the operation of any Tier I School which are required to be assumed by Buyer in order to continue to operate any Tier I School as presently operated by Seller, the annual expense of which are not reflected in the Financial Statements where required by GAAP or which are not otherwise disclosed or set forth in this Agreement or any schedule hereto or the Assignment and Assumption Agreement.

          5.12  Receivables.  The tuition receivable, and accounts receivable,
                -----------
notes receivable and other receivables of each Tier I School, except to the extent of the allowance for cancellations and doubtful accounts set forth in the Financial Statements, are bona fide receivables, arose out of arms' length transactions in the normal and usual practices of Sellers and such Tier I School, and are recorded correctly on the books and records of Sellers and such Tier I School, and to the best of the Selling Parties' knowledge, are in the aggregate collectible at their full amount (net of allowances for doubtful accounts established in accordance with consistently applied prior practice).
To the best knowledge of the Selling Parties, such receivables are not subject to any defense, counterclaim or setoff or trade discounts or credits not reflected in the Financial Statements (other than tuition refund policies administered in accordance with all applicable legal requirements and the applicable Policy Guidelines), and Sellers have no knowledge of any facts or circumstances which would cause any material amount of such receivables to have to be written down or written off. Notwithstanding anything to the contrary in this Section 5.12, it is recognized that the allowance for doubtful accounts with respect to the TFC Notes is being adjusted subsequent to the information set forth in the Financial Statements.

          5.13  Inventories.  The only inventories maintained by Sellers in
                -----------
connection with the operation of the Tier I Schools consist of supplies used in the ordinary course of business of the Tier I Schools. Such supplies are in all material respects usable in the ordinary and regular course of business, are in all material respects fit for the purpose for which they were purchased, and, at the date of this Agreement, are in customary amounts maintained by Sellers for operations of the Tier I Schools.

          5.14  Litigation.  Except as set forth in SCHEDULE 5.14 attached
                ----------                          --------
hereto, (i) there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Selling Parties' knowledge, threatened against or affecting any Tier I School at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality or accrediting body pertaining to or affecting any Tier I School, (ii) to the best of the Selling Parties' knowledge, no Tier I School is the subject of any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any of the Licenses and Permits) and (iii) to the best of Selling Parties' knowledge, there is no basis for any of the foregoing.

          5.15  Insurance.  To the best of the Selling Parties' knowledge, the
                ---------
Facilities and the Purchased Assets are insurable, and SCHEDULE 5.15 attached
                                                       --------
hereto sets forth the insurance coverages maintained by Sellers on the Facilities and the Purchased Assets, including all policies or binders of fire, extended coverage, general and vehicular, fidelity and fiduciary liability, workers' compensation, key-man life and other insurance held by Sellers and all binders for insurance to be purchased on or before the date of the Tier I Closing, in order to replace policies expiring prior to the date of the Tier I Closing. Such policies and binders are in full force and effect, and, except as set forth on SCHEDULE 5.15, there is no material breach or default with respect
             --------
to any provision contained in any such policy or binder, and all premiums, to the extent due and payable, have been paid or the liability therefor properly accrued. Except for amounts deductible under such policies of insurance and except as otherwise set forth on SCHEDULE 5.15, Sellers are not and have not
                                 --------
been, prior to the date hereof, subject to liability as a self-insurer for the Tier I Schools. Except as set forth on SCHEDULE 5.15, there are no claims
                                        --------
pending or threatened under any of said policies pertaining to any Tier I School or disputes with underwriters regarding coverage under such policies pertaining to any Tier I School. Except as set forth on SCHEDULE 5.15, to the best of the
                                              --------
Selling Parties' knowledge, the execution and delivery of this Agreement, will not result in the loss to Sellers of any of the insurance policies listed or impair the rights of Sellers with respect to liabilities arising in connection with the operation of any Tier I School prior to the Tier I Closing. Within the five years prior to the date hereof, Sellers have not been denied insurance for any Tier I School, or been offered insurance for any Tier I School only at a commercially prohibitive premium.

          5.16  Environmental Matters.  Except as set forth in SCHEDULE 5.16, in
                ---------------------                          --------
connection with the operations of the Tier I Schools, Sellers have not generated, transported, stored, treated or disposed of, nor have they allowed or arranged for any third persons to transport, store, treat or dispose of, any hazardous substance to or at: (a) any location other than a site lawfully permitted to receive such hazardous substance for such purposes or (b) any location designated for remedial action pursuant to federal, state or local statute and relating to the environment or waste disposal; nor has any Seller performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any laws or regulations or in any other manner which may result in liability for contamination or threat of contamination of the environment. Except as set forth in SCHEDULE 5.16, no
                                                         --------
generation, use, handling, storage, treatment, release, threat of release, discharge, spillage or disposal of any hazardous substance, has occurred or is occurring at the Facilities or any other facilities or properties owned or operated by such Seller in connection with its operation of the Tier I Schools. Except as set forth in SCHEDULE 5.16, no Seller has received notification, nor
                       --------
is any Seller aware of, any past or present failure by it to comply with any environmental laws, regulations, permits, franchises, licenses or orders applicable to the Tier I Schools or their operations. Except as set forth in
SCHEDULE 5.16, no Seller has received any notification, nor is it aware of, any
--------
past or present failure to comply, with any environmental laws, regulations, permits, franchises, licenses or orders applicable to its operations other than the Tier I Schools which may result in judicial, regulatory or other legal proceedings having a material adverse impact on the operations of the Tier I Schools or result in the imposition of any lien, claim, assessment or other encumbrance against the Purchased Assets. To the best of the Selling Parties' knowledge, the Facilities do not contain asbestos or polychlorinated biphenyls or any underground storage tanks.

          5.17  Employee Benefit Plans.  Each "employee benefit plan" as such
                ----------------------
term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plans"), and related trust agreement (as applicable) sponsored, contributed to or operated by any Selling Party has been administered and operated in all material respects in accordance with its terms and applicable law. Other than claims for benefit payments in the ordinary course under the Plans, there are no actions, suits, claims or proceedings, pending or, to the best of the Selling Parties' knowledge, threatened. No Selling Party is now, nor has ever been a participant in, any Multiemployer Plan within the meaning of Section 3(37) of ERISA. Accrued liabilities under the Plans maintained for the employees of the Tier I Schools are provided for on the books or in the Financial Statements or have been fully provided for by contributions to such Plans. No liabilities exist under any Plan which shall become liabilities of Buyer by operation of law or otherwise. As of the date hereof, no Seller maintains any employee welfare benefit plan, as defined in
Section 3(1) of ERISA, which provides post-retirement benefits to former employees of the Tier I Schools and to current employees of the Tier I Schools after their termination of employment (including, without limitation, medical and life insurance benefits), other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and interpreted by regulations thereunder ("COBRA").

The Selling Parties shall provide any notices required under COBRA for events occurring on or prior to the date of the Tier I Closing and shall provide all benefits required pursuant to COBRA in connection therewith.

          5.18  Employment Matters.  Other than as disclosed in SCHEDULE 5.18:
                ------------------                              --------
Sellers and the Tier I Schools are in compliance in all material respects with all federal, state and local laws, rules and regulations affecting employment and employment practices with respect to the Tier I Schools, including terms and conditions of employment, employment discrimination and wages and hours, and Sellers are not engaged in any unfair labor practices with respect to employees of the Tier I Schools; there are no complaints against any Seller with respect to employees of the Tier I Schools pending before the National Labor Relations Board or any similar state or local labor agency; there are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the best of the Selling Parties' knowledge, threatened with respect to any employees of the Tier I Schools; no labor organization activities have occurred with respect to employees of the Tier I Schools during the past three years; there are no collective bargaining agreements binding on Sellers relating to the operation of the Tier I Schools; no grievances have been asserted against Sellers with respect to employees of the Tier I Schools; and Sellers have not experienced any work stoppage by their employees at the Tier I Schools during the last three years.

          5.19  Tax Matters.  Sellers have completed and filed on or before the
                -----------
due dates thereof or within applicable extension periods all returns for taxes required to be filed, and such returns are true and correct in all material respects. Sellers have paid all taxes shown to be due and payable on such returns to the extent that the same have become due and payable on or before the Tier I Closing. Sellers are not parties to, nor to the best of the Selling Parties' knowledge, expected to become a party to, any pending or threatened action or proceeding, assessment or collection of taxes by any governmental authority relating to the business and operations of Sellers.

          5.20  Absence of Certain Changes.  Except as contemplated by this
                --------------------------
Agreement or as set forth on SCHEDULE 5.20 attached hereto, since August 31,
                             --------
1996, there has not been, occurred or arisen:

                5.20.1 any sale, lease, transfer, abandonment or other disposition of any right, title or interest in or to any of the properties or assets of Sellers used in connection with the operations of any Tier I School (tangible or intangible), except in the ordinary course of business;

                5.20.2 (i) any approval or action to put into effect any increase in any compensation or benefits payable to any employee, agent or officer of Sellers employed or providing services in connection with the operation of any Tier I School or such Seller or any payment, grant or accrual to or for the benefit of any such employee, agent or officer of any bonus, service award, percentage compensation or other benefit, (ii) any adoption or amendment of any Plans, or any severance agreement or employment contract to which any such employee, agent or officer of any Tier I School is a party or (iii) any entering into of any employment, deferred compensation or other agreements with respect to bonuses, service awards, percentage compensation or other benefits with any such employee, agent or officer in every case except in the ordinary course of business;

                5.20.3 any material adverse change in the financial condition, assets, liabilities (absolute, accrued or contingent), reserves or operations of any of the Material Assets taken as a whole, or any one thereof;

                5.20.4 any damage, destruction or loss, whether or not covered by insurance, materially adverse to the Purchased Assets;

                5.20.5 any change in any material respect in the business policies or practices of any Tier I School or a failure to operate the business of any Tier I School in the ordinary course with a view to preserving such business intact, to retaining the services of the present officers, employees and agents of Sellers employed or providing services in connection with the operation of such Tier I School and with a view to preserving the business relationships of such Tier I School with, and the goodwill of, students, sales representatives, suppliers, accrediting bodies, governmental authorities and others; or

                5.20.6 any agreement, whether in writing or otherwise, to take any action described in this Section 5.20.

          5.21  Delivery of Documents.  All material documents, instruments,
                ---------------------
agreements and records of Sellers relating to the Purchased Assets, the Assumed Liabilities, the representations and warranties of Sellers contained in this Agreement and/or the operation of the Tier I Schools which have been delivered or made available to Buyer are true, correct and complete in all material respects.

          5.22  Disclosure.  Neither this Agreement nor any of the schedules,
                ----------
exhibits, attachments, documents, certificates or other items prepared or supplied to Buyer in writing by or on behalf of Phillips with respect to the transactions contemplated hereby or thereby contain any untrue statement of a material fact or omit a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made. There is no fact which Phillips has not disclosed to Buyer in writing and of which any of Joseph A. Bondi, Cynthia R. Cofield, C. Ronald Kimberling, Arthur Galaskewicz and any of the presidents of the Tier I Schools is aware which has had or may reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, employee relations, accreditation or reputation of any of the Tier I Schools.

          5.23  Survival of Representations and Warranties.  Subject to the
                ------------------------------------------
limitations in Sections 9.12 and 9.14 hereof, the representations and warranties of the Selling Parties contained in this Agreement shall survive the Tier Closings through the second (2nd) anniversary of the Tier I Closing Date.

                                  ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          As a material inducement to the Selling Parties to enter into this Agreement, and to sell the Purchased Assets, Buyer hereby represents and warrants as of the date hereof, that:

          6.1  Incorporation; Authority.  Each of Rhodes, the Rhodes Group and
               ------------------------
FMU is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by it in connection with or pursuant hereto (the "Ancillary Documents") and to consummate the transactions contemplated hereunder.

          6.2  Due Authorization; Binding Agreement.  Each Buyer has the power,
               ------------------------------------
legal capacity and authority to execute, deliver and perform this Agreement. The execution and delivery by each Buyer of this Agreement and all Ancillary Documents and the performance by each Buyer of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of each Buyer. This Agreement and the Ancillary Documents have been duly executed and delivered by each Buyer. This Agreement and all Ancillary Documents constitute the legal, valid and binding obligation and act of each Buyer enforceable in accordance with the respective terms hereof and thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity).

          6.3  No Violation or Conflict.  The execution, delivery and
               ------------------------
performance of this Agreement and the Ancillary Documents, the consummation of the transactions provided for herein and therein, and the fulfillment of the terms hereof and thereof by each Buyer will not violate any material provision of law applicable to Buyer, with or without the giving of notice or the passage of time, or both, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of either Buyer, or result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause an acceleration of, any obligation of either Buyer under any material agreement, license, indenture, commitment or other instrument to which it is a party or by which any of its assets or properties is bound, or constitute a violation of any judgment, decree, or order, or award of any court, governmental body, or arbitrator, or applicable law, rule or regulation applicable to Buyer, its assets or properties, or require any approval of, or filing or registration with any governmental entity or regulatory authority.

          6.4  No Undisclosed Liabilities.  Each Buyer has no liability or
               --------------------------
obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state and local taxes and any interest or penalties relating thereto, except (i) liabilities incurred in the ordinary course of either Buyer's business prior to the date of the Tier I Closing or Tier II Closing, as applicable, and (ii) liabilities and obligations created by this Agreement and the Ancillary Documents.

          6.5  Consents and Approvals.  No consent, approval or authorization
               ----------------------
of, or declaration, filing or registration with, any governmental or regulatory authority, or any third person or entity, is required to be made or obtained by either Buyer in connection with the execution, delivery or performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby other than those set forth in SCHEDULE 6.5, all
                                                              --------
of which shall have been obtained by Buyer prior to the applicable Tier Closing to which such approval relates.

          6.6  Disclosure.  Neither this Agreement nor any representation or
               ----------
warranty by Buyer in this Agreement or the Ancillary Documents, nor any exhibit, certificate, schedule attachment or document furnished or to be furnished by either Buyer pursuant hereto or thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading.

          6.7  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Buyer contained in this Agreement shall survive the Tier Closings through the second (2nd) anniversary of the Tier I Closing Date, subject to the limitations in Sections 9.13 and 9.14 hereof.


                                  ARTICLE VII
                                   COVENANTS

          7.1  Covenants of the Selling Parties Pending Tier II Closing.  With
               --------------------------------------------------------
respect to the Tier II Schools, the Selling Parties covenant and agree with Buyer that from and after the date hereof and until the Tier II Closing or the termination of this Agreement pursuant to Article IV hereof, Sellers (i) shall use their best efforts to fulfill or satisfy, or cause to be fulfilled or satisfied, all of the conditions precedent to Buyer's obligations to consummate and complete the sale provided herein including, without limitation, satisfaction of the conditions set forth in Article VIII, hereof and to take all other steps and do all other things reasonably required to consummate this Agreement in accordance with its terms, (ii) shall not interfere with the performance by Buyer of its obligations under this Agreement, (iii) shall not fail to pay prior to delinquency any taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets, (iv) shall not make or authorize the making of any capital expenditure except for the performance of obligations previously incurred, or expenditures in the ordinary course or the replacement of equipment or tangible property necessary to the operations of the business of Sellers, (v) shall promptly notify Buyer of any notice from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, or any fact or circumstance of which the Selling Parties have knowledge which would make any representation or warranty set forth herein materially untrue or inaccurate as of the applicable date of the Tier II Closing, or any planned or threatened labor dispute, organization efforts, strike or collective work stoppage affecting the employees of Sellers, (vi) shall not take any action outside the ordinary course of business that would adversely affect any Selling Party's title to the Purchased Assets to be transferred to Buyer at the Tier II Closing and (vii) until the earlier of the Tier II Closing or termination of this Agreement, shall not directly or indirectly solicit, respond to or negotiate with or release any information relative to the Tier II Schools to any potential buyer other than Buyer. In addition, from and after the date hereof until the earlier of the Tier II Closing or termination of this Agreement in accordance with Article IV hereof, Sellers shall (a) operate the Tier II Schools in the ordinary course of business consistent with past practices, including processing of accounts receivable and accounts payable in accordance with past practices, and processing and paying refunds to students at the Tier II Schools in the ordinary course of business consistent with Sellers' past practices, and (b) will use their commercially reasonable efforts to cause any employee of any Seller to whom Buyer has proposed to extend an offer of employment to continue to perform and exercise his or her duties (including the duty of loyalty) to such Seller during such period.

          7.2  Covenants of Buyer Pending Tier II Closing.  Buyer covenants and
               ------------------------------------------
agrees with the Selling Parties that from and after the date hereof and until the termination of this Agreement pursuant to Article IV hereof, each Buyer (i) shall use its best efforts to fulfill or satisfy, or cause to be fulfilled or satisfied, all of the conditions precedent to Selling Parties' obligations to consummate and complete the sale provided herein and to take all other steps and do all other things reasonably required to consummate this Agreement in accordance with its terms; (ii) shall not interfere with the performance by Selling Parties of their obligations under this Agreement; and (iii) shall secure financing sufficient to allow Buyer to consummate the purchase of the Purchased Assets in accordance with the terms of this Agreement.

          7.3  Closing and Post-Closing Covenants.
               ----------------------------------

               7.3.1  Further Assurances.  From time to time after each Tier
                      ------------------
Closing, (i) each of the Selling Parties will use its reasonable efforts for as long as it continues its corporate existence to execute and deliver such instruments of conveyance, sale or assignment as Buyer may reasonably request, to more effectively vest, confirm or evidence Buyer's title to or rights in any of the Purchased Assets and to otherwise carry out the purpose and intent of this Agreement, and (ii) Buyer will execute and deliver such instruments as Selling Parties may reasonably request to more effectively assure the assignment to and assumption by Buyer of the obligations and liabilities of the Selling Parties to be assumed by Buyer pursuant to this Agreement and the Assignment and Assumption Agreement and to otherwise carry out the purpose and intent of this Agreement.

               7.3.2  Mutual Cooperation.  The parties shall use reasonable
                      ------------------
efforts to cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken to consummate the transactions contemplated hereby and transition management and ownership of the Schools from Sellers to Buyer. Before and after each Tier Closing, Sellers shall use their best efforts to assist Buyer in obtaining any required accreditation reasonably necessary for Buyer's operation of the Schools, including furnishing

Buyer such necessary information and reasonable assistance as Buyer may request in connection with its preparation of necessary filings, submissions or accreditation applications to any Regulatory Agency in connection with the transactions contemplated hereby.

               7.3.3  Access to Employees.  From and after the Tier I Closing,
                      -------------------
each of Buyer and the Selling Parties shall afford to the other party, its officers, counsel, accountants and other authorized representatives (the "Requesting Party") access to the other party's employees who currently are employed by the Selling Parties without cost to the Requesting Party (other than payment of out-of-pocket costs not including personnel costs) and as reasonably required by the Requesting Party in connection with any claim, action, litigation, program review, audit or other proceeding involving the Selling Parties, a School or any other school previously owned or operated by the Selling Parties, except where such claim, action, litigation or other proceeding is between the parties to this Agreement. Each party shall use its reasonable efforts to cause such employees to cooperate with and assist the Requesting Party in its prosecution or defense of such claims, actions, litigations, program reviews, audits and other proceedings, which cooperation shall include, without limitation, preparing and providing written and oral discovery and attending and testifying at depositions, hearings, motions and trials, all as necessary in the reasonable opinion of the Requesting Party or its counsel. Any such access shall take place only during normal business hours in such a manner as not to interfere unreasonably with the operation of the business of the other party.

               7.3.4  Best Efforts to Satisfy Conditions.  After each Tier
                      ----------------------------------
Closing, Buyer shall provide to any of the Regulatory Agencies all information required or reasonably requested by any of them, and Buyer shall use its best efforts to satisfy promptly all requirements and demands of ED or any other Regulatory Agency requisite to obtaining certification. Without limiting the foregoing, Buyer shall submit to ED promptly a completed Application for Approval to Participate in Federal Student Aid Programs or other application for certification for the Schools after the Tier I Closing or Tier II Closing, as applicable.

               7.3.5  Eligibility to Participate in Federal Student Financial
                      -------------------------------------------------------
Assistance Programs.  Buyer expressly acknowledges that documentation
-------------------
establishing each School's eligibility and certification to participate in the programs administered under Title IV under Buyer's ownership must be issued by the U.S. Department of Education before any such School may participate in the Federal student financial assistance programs under such Title.

               7.3.6  Refunds/Enrollment Contracts.  Buyer agrees to (a) abide
                      ----------------------------
by the refund policy in effect at each School for students enrolled prior to the Tier I Closing Date, except to the extent such policy must be modified in conformance with requirements of any Regulatory Agency, and (b) honor student enrollment contracts entered into prior to the Tier I Closing Date with respect to students at the Tier I Schools and the Tier II Closing Date with respect to students at the Tier II Schools and assumed by the Buyer in accordance with this Agreement and the Assignment and Assumption Agreement.

               7.3.7  Income Statement.  Phillips agrees to provide to Buyer,
                      ----------------
within 90 days of the Tier I Closing, a compiled combining income statement of the Tier I Schools combined, detailing each Tier I School on a separate schedule, for the current fiscal year through the Tier I Closing.

          7.4  Administration of the Schools.  From and after the Tier I
               -----------------------------
Closing, or Tier II Closing, as applicable, Buyer, at Buyer's sole cost and expense, shall administer and operate the Schools in accordance with all federal and state laws, statutes, rules and regulations and in accordance with all licenses, permits, accreditations, authorizations and agreements issued by or entered into with any Regulatory Agency in any way regulating or otherwise relating to the administration and operation of the Schools, or any of them. Subject to the terms and provisions of this Agreement, Buyer and Sellers shall work together cooperatively and in good faith to obtain any and all approvals from any Regulatory Agency that may be necessary or appropriate to vest in Buyer the right and authority to administer and operate the Schools and to release Selling Parties from further liability or obligations in connection with the administration or operation of the Schools.

          7.5  Access and Maintenance of Records.  From and after the Tier I
               ---------------------------------
Closing, each party shall afford the other party, its officers, counsel, accountants and other authorized representatives and any Regulatory Agency (the "Reviewing Party") access to the other party's properties, books, records, files or documents, at any time and from time to time upon reasonable notice from the Reviewing Party, as reasonably required by the Reviewing Party. Until seven years after the Tier I Closing or until the expiration of the record retention period under relevant Regulatory Agency requirements, if longer, no party to this Agreement will destroy or otherwise dispose of or change the storage format of any of the properties, books, records, files or documents relating to the Purchased Assets without giving the parties on the other hand thirty (30) days' prior written notice and an opportunity to take possession or make extracts or copies thereof. "Properties, books, records, files or documents" shall include, but not be limited to, copies of any insurance policies, testing logs, application forms, all student records, including academic and financial aid records and files, attendance records, all accounting records, including student accounts, accreditation reports, personnel files, financial statements, operational reports, school policies, correspondence, all reports prepared for or provided to any Regulatory Agency, all records that the Schools retained pursuant to relevant Regulatory Agency requirements and any other properties, books, records, files or documents that are provided to Buyer pursuant to
Section 1.1.4 of this Agreement. The Buyer shall permit the Secretary of Education or the Secretary's authorized representatives to have access to and examine and make copies of any books, records, files or documents of Buyer in accordance with applicable statutory or regulatory requirements. Any document or other information obtained from a party hereunder that is designated by such party as confidential shall be maintained in confidence by the Reviewing Party, except to the extent that the Reviewing Party is required by law or regulation to disclose all or part of such document or information or deems it appropriate to do so in connection with any administrative, regulatory or judicial process. Notwithstanding any of the foregoing, upon the reasonable request of any of the Selling Parties, the Buyer agrees to provide access to any purchaser or proposed purchaser of any school or schools currently owned, directly or indirectly, by any of the Selling Parties to any properties, books, records, files or documents provided to Buyer pursuant to Section 1.1.4 of this Agreement which relate to the school or schools sold or to be sold to such purchaser.

                                 ARTICLE VIII
                                  CONDITIONS

          8.1  Conditions Precedent to Obligations of Buyer at the Tier II
               -----------------------------------------------------------
Closing.  The obligation of Buyer to complete the purchase of Purchased Assets
-------
of the Tier II Schools as provided for herein is subject to the fulfillment or satisfaction on or before the Tier II Closing of each of the conditions set forth below, any of which may be waived by Buyer in writing.

               8.1.1 All representations and warranties of each of the Selling Parties contained in this Agreement shall be true and correct in all material respects as of the date of the Tier II Closing (except to the extent such representations and warranties speak of a particular date), and Buyer shall have received a certificate signed by one executive officer of Phillips, substantially in the form as set forth in EXHIBIT E-2, to such effect;
                                          -------

               8.1.2 Each of the Selling Parties shall have performed in all material respects all of the obligations, covenants and agreements contained in this Agreement to be performed by it on or before the date of the Tier II Closing, as applicable, and Buyer shall have received a certificate signed by one executive officer of Phillips, substantially in the form as set forth in EXHIBIT E-2, to such effect;
-------

               8.1.3 All instruments and documents required on the part of each of the Selling Parties to effectuate and consummate the transactions contemplated hereby as of the Tier II Closing, as applicable, including those set forth in Section 3.3, shall be delivered by the appropriate Selling Party and shall be in form and substance reasonably satisfactory to Buyer and its counsel;

               8.1.4 No law or order shall have been enacted, entered, issued, or promulgated by any governmental entity which prohibits or restricts the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions;

               8.1.5 Sellers shall have provided evidence satisfactory to Buyer that all obligations due under the leases and refunds due more than thirty days prior to the Tier II Closing have been satisfied, released and/or paid in full with such evidence with respect to the refunds to consist of copies of checks payable to ED or to the appropriate lender in the amount of the refunds; and

               8.1.6 Buyer shall have received satisfactory evidence that all liens (other than the Permitted Exceptions) on the Purchased Assets have been terminated and completely released of record.

          8.2  Intentionally Omitted.
               ---------------------

          8.3  Conditions Precedent to Obligations of Buyer at the Tier II
               -----------------------------------------------------------
Closing.  Buyer shall have no obligation to purchase the Purchased Assets
-------
related to any Tier II School unless, prior to October 31, 1996, Buyer receives official written determination from the ED that such Tier II School's official 1994 CDR is less than 25% (a "CDR Verification"). The Tier II Payment shall equal the sum of the Tier II Bid Prices listed on EXHIBIT B for all Tier II
                                                  -------
Schools for which Buyer receives CDR Verifications. In the event any such official written notification from the ED provides that the official 1994 CDR for any Tier II School is less than 20%, then the Tier II Payment (and, as a result, the Purchase Price) shall be increased by an amount equal to the excess of such School's Alternate Tier II Bid Price over such School's Tier II Bid Price, all as listed on EXHIBIT B.
                        -------

          8.4  Conditions Precedent to Obligations of Selling Parties.  The
               ------------------------------------------------------
obligations of the Selling Parties to complete the sale of Purchased Assets as provided for herein are subject to the fulfillment or satisfaction on or before the date of the Tier II Closing of each of the conditions set forth below, any of which may be waived by the Selling Parties in writing.

               8.4.1 All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of the Tier II Closing with the same force and effect as if the same had been made on and as of the date of the Tier II Closing (except to the extent such representations and warranties speak of a particular date), and the Selling Parties shall have received a certificate signed by two executive officers of Buyer, substantially in the form as set forth in EXHIBIT E-1, to such effect;
                                                 -------

               8.4.2 Buyer shall have performed in all material respects all of the obligations, covenants and agreements contained in this Agreement to be performed by Buyer on or before the date of the Tier II Closing and the Selling Parties shall have received a certificate signed by two executive officers of Buyer, substantially in the form as set forth in EXHIBIT E-1, to such effect;
                                                 -------

               8.4.3 All instruments and documents required on Buyer's part to effectuate and consummate the transactions contemplated hereby including those set forth in Section 3.4 shall be delivered by Buyer and shall be in form and substance reasonably satisfactory to the Selling Parties and their counsel;

               8.4.4 No law or order shall have been enacted, entered, issued, or promulgated by any governmental entity which prohibits or restricts the transactions contemplated hereby and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

                                  ARTICLE IX
                                 MISCELLANEOUS

          9.1  Binding Effect.  All terms and provisions of this Agreement shall
               --------------
be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor the obligations of any party hereunder, shall be assignable or transferable by any party without the prior written consent of all parties hereto. If Buyer desires to assign its right to acquire a portion of the Purchased Assets to an affiliated entity, the Selling Parties will consider such request in good faith and will not unreasonably withhold consent; provided, however, that Buyer shall remain liable for the payment of the entire Purchase Price notwithstanding such assignment or transfer. Without limiting the Selling Parties' rights of approval, the parties acknowledge that approval may be withheld if the Selling Parties believe such assignment may impair or otherwise negatively affect Buyer's ability to obtain timely all accreditations, approvals and consents (including, without limitation, ED certification of the Schools to participate in the Title IV Programs under the ownership of Buyer) contemplated in this Agreement.

          9.2  Notices.  All notices or other communications required or
               -------
permitted hereunder shall be in writing and shall be given or made by personal delivery, or by a nationally recognized courier service for overnight delivery.

               if to Buyer, at:

                     Corinthian Colleges, Inc.
                     1932 East Deere, Suite 210
                     Santa Ana, California 92705
                     Attention: David Moore, President

               with a copy to:

                     O'Melveny & Myers LLP
                     610 Newport Center Drive, Suite 1700
                     Newport Beach, California 92660
                     Attention: David A. Krinsky, Esq.

               if to any of the Selling Parties, at:

                     Phillips Colleges, Inc.
                     One Hancock Plaza, Suite 1408
                     Gulfport, Mississippi  39501
                     Attention:  Joseph A. Bondi, Chief Executive Officer
               with a copy to:

                     Alvarez & Marsal, Inc.
                     885 Third Avenue
                     Suite 1700
                     New York, New York  10022-4802
                     Attention:  Joseph A. Bondi

               with a copy to:

                     Dow, Lohnes & Albertson PLLC
                     1200 New Hampshire Avenue, N.W., Suite 800
                     Washington, D.C.  20036-6802
                     Attention:  Lisa C. Bureau, Esq.

or at such other place as the party to whom such notice or communication is to be addressed may have designated to the other parties by notice conforming to this Section 9.2. Notices shall be deemed effective and received (i) on the actual receipt thereof in the case of hand delivery, or (ii) on the next business day after deposit in the case of notices by nationally recognized overnight courier services. As used herein, notice to a party shall include concurrent notice to that party's counsel as set forth herein.

          9.3  Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein and therein and to be delivered in connection herewith constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, representations, warranties and discussions of the parties, whether oral or written; and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

          9.4  Risk of Loss or Damage; Insurance.  It is understood and agreed
               ---------------------------------
that all right, title and interest in and to the Purchased Assets and all risk of loss or damage thereto shall not pass from the Selling Parties to Buyer unless and until the Tier I Closing whereupon all risk of loss or damage shall pass to Buyer. In the event of a casualty or condemnation in respect of the Purchased Assets prior to the Tier I Closing, Buyer shall have the right, at its sole option, to elect to either terminate this Agreement or to accept the insurance proceeds in respect of such casualty or condemnation and proceed to close otherwise in accordance with the terms and conditions of this Agreement.

          9.5  Waiver.  No waiver shall be deemed to have been made by any party
               ------
of any of its rights hereunder unless the same shall be in writing and shall be signed by the waiving party. Such a waiver, if any, shall be a waiver only in respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of any other party in any other respect at any other time. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          9.6  Governing Law.  This Agreement shall be construed and interpreted
               -------------
according to the substantive laws of the State of California without giving effect to the principles of conflicts of law thereof.

          9.7  Headings.  The headings of the articles and sections of this
               --------
Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

          9.8  Counterparts.  This Agreement may be executed by the parties in
               ------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.9  Severability.  In the event that any one or more terms or
               ------------
provisions hereof shall be held void or unenforceable by any court or arbitrator, all remaining terms and provisions hereof shall remain in full force and effect.

          9.10 Time is of the Essence.  The Selling Parties and Buyer agree that
               ----------------------
time is of the essence in connection with the implementation and performance by the parties of all terms, conditions and obligations of this Agreement.

          9.11 Brokers or Finders.  None of the Selling Parties has retained any
               ------------------
broker or finder and is not and will not be obligated to pay any brokers' or finders' fee in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except for the retention of the management consulting firm of Alvarez & Marsal, Inc. ("A&M") by Phillips. Phillips is responsible for fees payable to A&M in respect of the transactions contemplated by this Agreement. The Buyer has not retained any broker or finder and is not and will not be obligated to pay any brokers' or finders' fee in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except for the retention of Banc-One Capital Group by Buyer. Buyer is responsible for fees payable to Banc-One Capital Group in respect of the transactions contemplated by this Agreement.

          9.12 Indemnification by Selling Parties.  The Selling Parties, jointly
               ----------------------------------
and severally, hereby indemnify, defend and hold harmless Buyer and its Affiliates and their respective officers and directors from and against:

               (a) any loss, liability, claim, obligation, damage or deficiency arising out of or resulting from any material breach of any representation or warranty or nonfulfillment of any covenant or agreement on the part of the Selling Parties contained in this Agreement or any other agreement, statement or certificate furnished or to be furnished by the Selling Parties in connection with the transactions contemplated hereby which is not cured within twenty (20) calendar days of written notice thereof from Buyer to the Selling Parties;

               (b) any loss, liability, claim, obligation, damage or deficiency arising out of or resulting from any claim related to or arising out of the operation of the Schools prior to the Tier I Closing that are asserted with respect to any liabilities that are not Assumed Liabilities; and

               (c) any actions, judgments, costs and expenses (including reasonable attorneys' fees, expert witness fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this
Section 9.12.

          9.13 Indemnification by Buyer.  Rhodes, the Rhodes Group and FMU,
               ------------------------
jointly and severally, hereby indemnify, defend and hold harmless each of the Selling Parties and their Affiliates and their respective officers and directors from and against:

               (a) any loss, liability, claim, obligation, damage or deficiency arising out of or resulting from any material breach of any representation or warranty or nonfulfillment of any covenant or agreement on the part of Buyer contained in this Agreement or any other agreement, statement or certificate furnished or to be furnished by Buyer in connection with the transactions contemplated hereby which is not cured within twenty (20) calendar days of written notice thereof from the Selling Parties to the Buyer;

               (b) any loss, liability, claim, obligation, damage or deficiency resulting from or arising out of the failure by Buyer to pay, perform or discharge, or cause to be paid, performed or discharged, any of the Assumed Liabilities; and

               (c) any actions, judgments, costs and expenses (including reasonable attorneys' fees, expert witness fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to any of the foregoing or the enforcement of this
Section 9.13.

          9.14 Procedure for Indemnification.
               -----------------------------

               9.14.1 The provisions of this Section 9.14 shall govern any claim for indemnification of Buyer and its Affiliates, pursuant to Section 9.12, or of the Selling Parties and their Affiliates, pursuant to Section 9.13 (each such party an "Indemnitee") against the party agreeing to provide indemnification hereunder (the "Indemnitor").

               9.14.2 The Indemnitee shall promptly give notice hereunder to the Indemnitor, but in no event more than the lesser of 30 days or, with respect to third party claims, one-half (1/2) of the response time required with respect to the third party's notice to the Indemnitee, after obtaining notice of any claim as to which recovery may be sought against the Indemnitor because of the indemnity in Sections 9.12 or 9.13, and, if such indemnity shall arise from the claim of a third party, the Indemnitee shall consent to the Indemnitor assuming the defense of any such claim; provided that the Indemnitee shall not be
                               --------
required to permit the Indemnitor to assume the defense of any third party claim
(x) which, if not first paid, discharged or otherwise complied with, would result in a material interruption or cessation of the conduct of the business of the Indemnitee, or (y) if the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnitor, on the one hand, and the Indemnitee, on the other hand, in the conduct of the defense of such action. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such claim or action within 14 days of the date of notice from the Indemnitee shall be deemed to constitute its consent to the Indemnitee's assumption of such defense. If the Indemnitor assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnitor hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom including the retention of counsel, which counsel must be to the Indemnitee's reasonable satisfaction, and holding the Indemnitee harmless from and against any and all damages resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitor shall not, in the defense of such claim or litigation, (i) consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnitee, which consent shall not be unreasonably withheld or (ii) enter into any settlement (except with the written consent of the Indemnitee, which consent shall not be unreasonably withheld), unless the Indemnitee is released and held harmless from and against any and all damages resulting from, arising out of or incurred with respect to such judgment or settlement.

               9.14.3 If the Indemnitor is offered the opportunity to, but shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it deems appropriate, and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate and the Indemnitor shall promptly reimburse the Indemnitee for the amount of such settlement and for all damages incurred by the Indemnitee in connection with the defense against or settlement of such claim or litigation.

               9.14.4  Indemnification Floor.  Notwithstanding anything to the
                       ---------------------
contrary herein, any claim by an Indemnitee against an Indemnitor under this Agreement that has been Definitively Resolved (as hereinafter defined) against the Indemnitor, shall be payable by the Indemnitor only in the event and to the extent that the accumulated amount of all such Settled Claims (as hereinafter defined) shall exceed the amount of One Hundred Thousand Dollars ($100,000) in the aggregate, including any amounts claimed under any other agreement executed in connection with this Agreement (the "Basket Amount"). At such time as the aggregate amount of Settled Claims of an Indemnitor shall exceed the Basket Amount, such Indemnitor shall thereafter be liable on a dollar-for-dollar basis for all Settled Claims, including the Basket Amount.

               9.14.5  Intentionally Omitted.
                       ---------------------

               9.14.6  Maximum Liabilities.  In no event shall the maximum
                       -------------------
aggregate liability of the Selling Parties with respect to all claims under this
Article IX exceed the aggregate amount of the Purchase Price.

               9.14.7  Definition.  For purposes hereof, any claim for
                       ----------
indemnification hereunder shall be deemed to have been "Definitively Resolved" when any of the following has occurred:

                       (a) a claim is settled by mutual agreement of the parties;

                       (b) forty-five (45) days have elapsed since the receipt by the party against which indemnification has been claimed and the claiming party has not received on or before such date, a written notice disputing such claim; or

                       (c) a judgment, order or award of a court of competent jurisdiction or arbitrator or administrative judge deciding such claim has been rendered, as evidenced by a certified copy of such judgment, order or award ("Original Judgment"); provided, however, if the Original Judgment is reversed or modified on appeal, the Indemnitee shall repay the Indemnitor any amounts received by the Indemnitee from the Indemnitor as a result of the Original Judgment (with the Indemnitor remaining responsible for any amounts awarded to the Indemnitee in connection with modification of the Original Judgment); provided, however, that the Indemnitee must continue to appeal or challenge the Original Judgment in accordance with its rights if there is a reasonable basis to conclude that such Original Judgment could be reversed or modified on appeal.

          Any indemnity claim that has been Definitively Resolved against an Indemnitor is referred to herein as a "Settled Claim."

               9.14.8  Indemnification Time Limit. Notwithstanding any provision
                       --------------------------
of this Agreement to the contrary, no party shall be entitled to indemnification hereunder for any claim which is not asserted against such party within two (2) years of the Tier I Closing, if such claim relates to a Tier I School or the Tier I Closing or within two (2) years of the Tier II Closing, if such claim relates to a Tier II School or the Tier II Closing.

          9.15 Exclusive Remedy.  After the Tier I Closing, indemnification
               ----------------
pursuant to Sections 9.12 and 9.13 shall be the sole and exclusive remedies of the parties to this Agreement for any claims of any nature whatsoever, arising out of or relating to the transactions contemplated by this Agreement or the Ancillary Documents, whether such claims may be asserted as a breach of contract, tort or otherwise.

          9.16 Limitation.  Notwithstanding anything in this Agreement to the
               ----------
contrary, no shareholder, partner, director, officer, employee, agent, manager or Affiliate of the Selling Parties (or any direct or indirect shareholder, partner, director, officer, employee, agent, manager or affiliate of any of them) shall have any liability of any nature whatsoever to Buyer as a result of a breach of any representation, warranty, covenant or agreement contained in this Agreement or the Ancillary Documents or otherwise arising out of the transactions contemplated hereby or thereby.

          9.17 Dispute Resolution and Arbitration.
               ----------------------------------

               9.17.1     Negotiation Between Executives. The parties shall
                          ------------------------------
attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management (if any) than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who represents that party and of any other person who will accompany the executive. Within 10 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. If the matter has not been resolved within 45 days of the disputing party's notice, or if the parties fail to meet within 10 days of such notice, either party may initiate arbitration of the controversy or claim as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence of California and other states' Rules of Evidence.

               9.17.2     Arbitration. Any dispute arising out of or relating to
                          -----------
this Agreement or the breach, termination or the validity thereof, which has not been resolved by the nonbinding meet and confer provisions provided in Section
9.17.1 within 90 days of the initiation of such procedure, shall be settled by arbitration in accordance with the then-current End Dispute-Judicial Arbitration and Mediation Services (JAMS) rules for arbitration of business disputes by a sole arbitrator who shall be a former superior court or appellate court judge or justice with significant experience in resolving business disputes. If available, the arbitrator should have familiarity or experience in Title IV funding matters. The arbitration shall be governed by the California Code of Civil Procedure Section 1280 et seq. and the parties intend this procedure to be
                             ------
specifically enforceable in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Orange County, California. The arbitrator may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement.

          9.18 Third Party Beneficiaries. This Agreement shall be binding upon,
               -------------------------
be enforceable against, and inure to the benefit of the parties and their respective successors and permitted assigns; otherwise, this Agreement shall not, and shall not be deemed to, inure to the benefit of or be enforceable by any third party.

          9.19 Bulk Transfers. If Buyer requests, Sellers will comply with any
               --------------
applicable bulk transfer laws. If Buyer does not so request, Buyer and Sellers each hereby waives compliance with any applicable bulk transfer laws in connection with the sale of the Purchased

Assets hereunder and Selling Parties hereby agree to indemnify Buyer against and hold Buyer harmless from any and all damages and liabilities (including reasonable attorneys' fees) relating to or resulting from such non-compliance.

          9.20 Expenses. Except as otherwise provided in this Agreement, each
               --------
party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the Ancillary Documents, including all fees and expenses of counsel, accountants, agents and representatives.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of this ____ day of October, 1996.

                                   RHODES COLLEGES, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   RHODES BUSINESS GROUP, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   FLORIDA METROPOLITAN UNIVERSITY, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS COLLEGES, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   BLAIR BUSINESS COLLEGE, INC.


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________

                                   PHILLIPS COLLEGE OF DENVER, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   TO-BA CORPORATION



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS COLLEGE OF LOS ANGELES, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS EDUCATIONAL SERVICES OF NEW
                                      YORK CITY, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS EDUCATIONAL GROUP OF
                                     PENNSYLVANIA, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________

                                   PHILLIPS EDUCATIONAL GROUP OF
                                     PORTLAND, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   ROCHESTER BUSINESS INSTITUTE, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS EDUCATIONAL GROUP OF UTAH,
                                    INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS EDUCATIONAL GROUP OF
                                     MISSOURI, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   PHILLIPS EDUCATIONAL GROUP OF CENTRAL
                                     FLORIDA, INC.



                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________

                                   EXHIBIT A
                                   -------

                       LIST OF SUBSIDIARIES OF PHILLIPS


1.   Blair Business College, Inc. (a Colorado corporation)

2.   Phillips College of Denver, Inc. (a Colorado corporation)

3.   TO-BA Corporation (a Nevada corporation)

4.   Phillips College of Los Angeles, Inc. (a California corporation)

5. Phillips Educational Services of New York City, Inc. (a New York corporation)

6. Phillips Educational Group of Pennsylvania, Inc. (a Pennsylvania corporation)

7.   Phillips Educational Group of Portland, Inc. (an Oregon corporation)

8.   Rochester Business Institute, Inc. (a New York corporation)

9.   Phillips Educational Group of Utah, Inc. (a Utah corporation)

10.  Phillips Educational Group of Missouri, Inc. (a Missouri corporation)

11.  Phillips Educational Group of Central Florida, Inc. (a Florida corporation)

                                   EXHIBIT B
                                   -------

                                    SCHOOLS

TIER I SCHOOLS

         NAME; LOCATION            STATE     TIER I BID PRICE
        ---------------            -----     ----------------
RHODES SCHOOLS:

Western Business College;           OR          $  400,000
Portland

Blair Junior College; Colorado      CO          $  175,000
Springs

Parks College (North); Denver       CO          $   25,000

Parks College (South); Aurora       CO          $   75,000

Phillips College; Las Vegas         NV          $   50,000

Phillips Junior College of Salt     UT          $  100,000
Lake City; Salt Lake City

Phillips Junior College;            MO          $  125,000
Springfield

RHODES GROUP SCHOOLS:

Duff's Business Institute;          PA          $  100,000
Pittsburgh

Rochester Business Institute;       NY          $   75,000
Rochester

FLORIDA SCHOOLS:

FMUS - Ft. Lauderdale               FL          $   56,250
College

FMUS - Orlando College              FL          $  425,000
(North); Orlando

FMUS - Orlando College              FL          $  700,000
(South); Orlando

FMUS - Orlando College              FL          $   81,250
(Melbourne); Melbourne

FMUS - Tampa College                FL          $1,625,000
(Main); Tampa

FMUS - Tampa College                FL          $  375,000
(Brandon); Tampa

Tampa College (Pinellas);           FL          $  950,000
Clearwater

Tampa College; Lakeland             FL          $  162,500
----------------------------------------------------------
Aggregate Tier I Bid Price                      $5,500,000
==========================================================

TIER II SCHOOLS

                                                             ALTERNATE
       LOCATION         STATE       TIER II BID PRICE    TIER II BID PRICE
--------------------------------------------------------------------------
RHODES SCHOOLS:

Phillips Junior          CA               $300,000             $600,000
College (Van Nuys);
Northridge

RHODES GROUP
SCHOOL:

Taylor Business          NY               $300,000             $300,000
Institute; New York

                                      B-2